EXHIBIT 10.9

Contract for the provision of professional services held between Social Reality, Inc. represented by C. Christopher Miglino who from now on and for effects of the this contract will be named “The Client” and SERVICIOS Y ASESORIAS PLANIC, S.A. DE C.V represented in this act by his legal representative the C. CLAUDIA CASTILLO MONTAÑO to whom hereinafter called "The service provider", subject both parties in accordance with the following statements and clauses:

STATEMENTS

1.

“The Client” declares:

a.

To be an American society properly constituted in accordance with the constitutive agreements and under the denomination of Social Reality, Inc.

b.

That for the effects of this contract it indicates like registered office located in 456 Seaton ST. Los Angeles, CA 90013.

c.

That requires the services of "Service Provider" to carry out the actions taken with regards to this contract, consistent services and administrative operation.

2.

"The Service Provider" declares:

a.

To be a Mexican society properly constituted in accordance with the Mexican laws and under the denomination of SERVICIOS Y ASESORIAS PLANIC, S.A. DE C.V as stated in the Scripture No.47, 939 before Lic. Luis Ricardo Duarte Guerra, notary public No.24 dated the 26th of the month of September 2012.

b.

Federal registry of contributors SAP110927NY5

c.

That for the effects of the this contract it indicates as the registered office located in Insurgentes Sur 1877 floor 1 office 101, Colonia Guadalupe Inn Mexico District Federal C.P. 01020 delegation Álvaro Obregón.

d.

Your representative has the necessary authority to force her under the terms of this agreement.

e.

As part of its social purpose is mainly the provision of services for advising, monitoring, operation and administration of all types of companies and businesses and in particular, in the field of human resources, as well as the provision of services to cover temporarily temporary vacancies or any of the companies that so require, with the technical means, administrative organization, economic capacity and the experience necessary to adequately provide such services.

Both parties declare that by his own will want to celebrate the present contract, same that fasten to the tenor of the content of the following:

CLAUSES

FIRST. - The SUBJECT OF THE CONTRACT. - "The client" hires "The service provider" to provide this and who agrees to  provide the services professionals whose  intent was expressed in paragraph d) of the Declaration which above referred that it precedes and to which one refers in the following Clause, in the terms, form and conditions that are established in the present instrument.

SECOND. - DESCRIPTION OF THE SERVICES. - "The Service Provider" agrees to provide “The Client” the services of part-time or full time employees administration that “The Client” needs, prior request to the same one, to satisfy its needs for work, at the address of "The Client" or in which the same designates. For such purposes, “The Client” should provide to "The Service Provider" the necessary information and the requirements of the employees to hire, for the proper development of the work activities required during the time required to do so.

THIRD. - SALARY AND BENEFITS. - "The Service Provider" will pay its employees providing services to "The Client" salaries and allowances, as well as taxes and tax rights, labor and social services in accordance with the legal provisions relating to them, which are a cost of service for "The Service Provider". The expenses to undertake "The Service Provider" in favor of their employees, are the following: salaries, overtime that is occasional, additional payments to salary, 15 days of annual bonus or proportion, 6 days of vacation per year or proportion, 25 percent of vacation allowance, vacation, employer contributions to the I.M.S.S. and INFONAVIT, SAR 2.5 % on payroll, as well as all those benefits to which, in its time, is secured "The Service Provider" derived from the employment relationship.

FOURTH. - CONSIDERATION OF THE SERVICE. - "The client" shall pay “The Service Provider” as consideration of the Service contracted, an amount equivalent to the result of adding the concepts set forth in the third clause, added to that amount a 8% Commission by payroll administration. In the event that the staff members who were assigned to "The Client" was hired full time, this would recognize their rights acquired by "The Service Provider", who will receive or charge a month of salary of the employee, any time the employee has been recruited by “The Service Provider" will issue the corresponding invoice every 14 days, added and broken down the I.V.A. to "The Client", the payment shall be made to "The Service Provider" to the next week as maximum that the invoice has been submitted for review as this guarantees the timely payment of the next two weeks.

FIFTH. - END OF THE CONTRACT. - Both parts agree that this contract will apply from the date of its signature until January 25th, 2014. Also, they agree that the this contract will be able to be considered finished in advance to the previous date, in any moment and without any responsibility for the part that it of for completed, previous or prior notice in writing that of to another part, with at least 30 calendar days of anticipation to the date in which it is desirable to make the completion effective.

In case “The Service Provider” has more than 10 workers placed for “The Client”, will agree between both parts a schedule to terminate the personnel in dates distributed reasonably inside a maximum period of 30 days later days after the date of notice of termination.

SIXTH. - ADDITIONAL INFORMATION.- Both parties agree that the information and documents that will to be provided by "The client" to "The Service Provider" or to its employees, or in any way that is obtained by "The Service Provider", as well as the product related to the tasks performed by its employees, in virtue of the benefits of the service subject matter of this contract are the property of "The Client" and, therefore they remain forced to consider its content as confidential, being prohibited to spread it or to publish it without the authorization previous or prior written authorization of "The Client".

SEVENTH. - SUPERVISION AND MONITORING OF THE SERVICE. - "The Client" shall have at all times the right to supervise and monitor the services provided by "The Service Provider", and may also suggest writing instructions and comments that it deems appropriate, related to the services subject to this agreement.

EIGHTH. - AMENDMENT TO THE CONTRACT. - both parties agree that any modifications to the provisions agreed upon in this document will be made in writing and shall be attached to the same so that they act as an integral part of this instrument. "The Service Provider" agree that you will not reassign or transfer this agreement without the written permission of “The Client"

NINTH. - CHANGES TO THE PRICE OF THE SERVICE. - "The Service Provider " shall notify in writing and negotiating with "The client" changes in the cost of the service that may be presented, by changes to the minimum wage, taxes or that it imposes the Federal Government, or that they added to the Federal labor law or any other law.

TENTH. - QUALITY OF SERVICE. - "The Service Provider" agrees to comply with the requirements of quality of service that "The client" prompted during the development of the activities covered by this contract.

ELEVENTH. - TERMINATION AND COMPLETION. - There will be cause of rescission of this contract the nonperformance of any of the parts to the obligations that are assumed under this document. If "The client" decide to terminate the contract with "The Service Provider" for failure to comply with any clause, should notify previously to that in a period of 15 days "The providers of a Service" to restore the damage. If the last period has not been corrected the breach, the contract shall be terminated.

"The Service Provider" admits that, for effects of the object of the this contract, there is no element of subordination between "The Client" and the staff who hire or have hired "The Service Provider", which obligation to maintain "The Client" in peace and safe from any claim that may arise on the occasion of conflicts or responsibilities of employment with personnel provided by "The service provider".

"The service provider" agrees to accept to be the only obliged and responsible to comply with all the responsibilities of hiring in the terms of the Federal Labor Law, Social Security Act and any other Federal State or City Laws, applicable disposition as regards the personnel that is hired for the service of service established in this contract.

In case of direct termination applied to the employees by “The Client” and without intervention of “The Service Provider, the arranged will stay without effect in the two previous paragraphs.

TWELFTH. - INTERPRETATION AND JURISDICTION. - Both parts agree that, in relation to all matters not provided for in this contract shall be in accordance with articles 2606 to 2615 and other applicable of the Civil Code of Mexico City and the applicable to the State of Mexico, as extra applicable legal provision of the will of the contracting parties. For its interpretation and implementation, if necessary, the parties expressly submit to the jurisdiction of the Courts of Common Jurisdiction of Mexico City and the State of Mexico, giving up to any one or more other that in reason of your home, neighborhood or any other cause possesses or arrive to purchase.

The parties agree fully to the content and legal effects of this contract, both parties signed in triplicate in accordance to the fit of the present and the margin in the previous, in the city of Mexico Federal District. On 25 January 2013

The contract of rendering of service is made between, Social Reality, Inc., as “The Client” and SERVICIOS Y ASESORIAS PLANIC, S.A. DE C.V, as “The Service Provider”.

''EL PRESTADOR DE SERVICIOS''

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CLAUDIA CASTILLO MONTAÑO

Representante Legal de

Servicios y Asesorías Planic S.A. de C.V.

''EL CLIENTE''

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CHRISTOPHER MIGLINO

CEO & Co-Founder

Social Reality, Inc.

TESTIGO

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MONICA ANGELICA AVITIA LEON